Exhibit 4(b)

SCHEDULE A

Fund	Average Daily Net Assets	Advisory Fee Rate
BlackRock U.S. Carbon Transition Readiness ETF	First $1 billion	0.30%
	$1 billion - $3 billion	0.28%
	$3 billion - $5 billion	0.27%
	$5 billion - $10 billion	0.26%
	Greater than $10 billion	0.25%

BlackRock World ex U.S. Carbon Transition Readiness ETF	First $1 billion	0.35%
	$1 billion - $3 billion	0.33%
	$3 billion - $5 billion	0.32%
	$5 billion - $10 billion	0.30%
	Greater than $10 billion	0.29%

iShares Advantage Large Cap Income ETF (f/k/a BlackRock Advantage Large Cap Income ETF)		0.35%

iShares A.I. Innovation and Tech Active ETF		0.68%

iShares Disciplined Volatility Equity Active ETF	First $1 billion	0.40%
	$1 billion - $3 billion	0.38%
	$3 billion - $5 billion	0.36%
	$5 billion - $10 billion	0.35%
	Greater than $10 billion	0.34%
iShares Dynamic Equity Active ETF	First $1 billion	0.40%
	$1 billion - $3 billion	0.38%
	$3 billion - $5 billion	0.36%
	$5 billion - $10 billion	0.35%
	Greater than $10 billion	0.34%

iShares Enhanced Short-Term Bond Active ETF (f/k/a BlackRock Enhanced Short-Term Bond ETF)		0.20%

iShares FinTech Active ETF (f/k/a BlackRock Future Financial and Technology ETF)	First $1 billion	0.70%
	$1 billion - $3 billion	0.66%
	$3 billion - $5 billion	0.63%
	$5 billion - $10 billion	0.61%
	Greater than $10 billion	0.60%

iShares Government Money Market ETF		0.20%

iShares Health Innovation Active ETF (f/k/a BlackRock Future Health ETF)	First $1 billion	0.85%
	$1 billion - $3 billion	0.80%
	$3 billion - $5 billion	0.77%
	$5 billion - $10 billion	0.74%
	Greater than $10 billion	0.72%

iShares International Country Rotation Active ETF		0.55%

iShares International Dividend Active ETF	First $1 billion	0.60%
	$1 billion - $3 billion	0.56%
	$3 billion - $5 billion	0.54%
	$5 billion - $10 billion	0.52%
	Greater than $10 billion	0.51%

iShares Large Cap Core Active ETF (f/k/a BlackRock Large Cap Core ETF)	First $1 billion	0.38%
	$1 billion - $3 billion	0.36%
	$3 billion - $5 billion	0.34%
	$5 billion - $10 billion	0.33%
	Greater than $10 billion	0.32%

iShares Large Cap Growth Active ETF (f/k/a BlackRock Large Cap Growth ETF)		0.55%

iShares Large Cap Value Active ETF (f/k/a BlackRock Large Cap Value ETF)	First $1 billion	0.55%
	$1 billion - $3 billion	0.51%
	$3 billion - $5 billion	0.48%
	$5 billion - $10 billion	0.46%
	Greater than $10 billion	0.45%

iShares Long-Term U.S. Equity Active ETF (f/k/a BlackRock Long-Term U.S. Equity ETF)	First $1 billion	0.75%
	$1 billion - $3 billion	0.71%
	$3 billion - $5 billion	0.68%
	$5 billion - $10 billion	0.65%
	Greater than $10 billion	0.63%

iShares Managed Futures Active ETF		0.80%

iShares Prime Money Market ETF		0.20%

iShares Technology Opportunities Active ETF		0.77%

iShares U.S. Equity Factor Rotation Active ETF (f/k/a BlackRock U.S. Equity Factor Rotation ETF)	First $1 billion	0.30%
	$1 billion - $3 billion	0.28%
	$3 billion - $5 billion	0.27%
	$5 billion - $10 billion	0.26%
	Greater than $10 billion	0.25%

iShares U.S. Industry Rotation Active ETF (f/k/a BlackRock U.S. Industry Rotation ETF)	First $1 billion	0.42%
	$1 billion - $3 billion	0.39%
	$3 billion - $5 billion	0.38%
	$5 billion - $10 billion	0.37%
	Greater than $10 billion	0.35%

iShares U.S. Thematic Rotation Active ETF (f/k/a BlackRock Future U.S. Themes ETF)	First $1 billion	0.60%
	$1 billion - $3 billion	0.56%
	$3 billion - $5 billion	0.54%
	$5 billion - $10 billion	0.52%
	Greater than $10 billion	0.51%

Amended March 3, 2025